EXHIBIT 99.1

Merger Completed Between Subsidiary and GlobalNet International, Inc.

RENO, Nev.--(BUSINESS WIRE)--May 31, 2000--Rich Earth, Inc. (OTCBB:RCER) (the "Company"), is pleased to announce the merger of the Company's wholly owned subsidiary GN Acquisition Corp. with GlobalNet International, Inc. ("GII") (the "Merger").

Under the terms of the Merger the Company has acquired 100% of the share capital of GII in exchange for 20,000,000 restricted shares in the capital stock of the Company being issued to the current stockholders of GII. Further information about the Merger and GII is contained in the Company's information circular filed through EDGAR with the Securities and Exchange Commission.

GII is a facilities-based global provider of high-quality voice, fax and other value-added IP telephony-based services. GII's actively managed network takes advantage of IP network efficiencies to distribute business and consumer high-end applications over the Internet and dedicated private network transport media.

Robert Donahue, Chief Executive Officer of GlobalNet, said, "Our status as a publicly held company will facilitate our continued expansion."

Name and Symbol Change

The Company, contemporaneously with the Merger, has changed its name to GlobalNet, Inc. and will commence trading under the symbol "GBNE" on May 31, 2000.

THE SEC AND NASD HAVE NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE. Forward-looking statements and comments in this press release are made pursuant to safe harbor provisions of the Securities Exchange Act of 1934. Certain statements which describe the Company's intentions, expectations or predictions, are forward-looking and are subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of rapid technological and market change; general industry and market conditions and growth rates; international growth and global economic conditions, particularly in emerging markets and including interest rates and currency exchange rate fluctuations; and the impact of consolidations in the technology industry. These risks may further be discussed in periodic reports and registration statements to be filed by the Company from time to time with the Securities and Exchange Commission in the future.